Exhibit 21.1

CONSOLIDATED SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2022

Itron, Inc. Domestic Subsidiaries	State of Incorporation
Itron International, LLC	Delaware
Itron Networked Solutions, Inc.	Delaware
SSN Holdings, LLC	Delaware
Itron Global LLC dba Itron Global Trading	Texas
Royal Cautivo Insurance, Inc.	Utah

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Australasia Pty Limited	Australia
Itron Austria GmbH	Austria
Itron Belgium SA	Belgium
Itron Canada, Inc.	Canada
Silver Spring Networks International Limited	Cayman Island
Itron Metering Solutions (Suzhou) Co., Ltd.	China
Itron Metering Systems (Suzhou) Co., Ltd.	China
Itron Czech Republic s.r.o.	Czech Republic
Itron France S.A.S – Dubai U.A.E. Branch Office	Dubai
Asais S.A.S	France
Asais Conseil S.A.S.	France
Itron France S.A.S.	France
Itron Holding France S.A.S.	France
Itron Holding Germany GmbH	Germany
Itron Zähler & Systemtechnik GmbH	Germany
Itron Unterstutzungskasse GmbH	Germany
Allmess GmbH	Germany
Itron Unterstutzungseinrichtung GmbH	Germany
SEWA GmbH	Germany
Itron Labs Kft	Hungary
Itron India Private Limited	India
Itron Metering Solutions India Private Limited	India
Silver Spring Networks India LLP	India
PT Mecoindo (J.V.)	Indonesia
Itron Management Services Ireland, Limited	Ireland
Temetra Limited	Ireland
Itron Italia SpA	Italy
Itron Japan Co., Ltd.	Japan
Itron Metering Solutions Luxembourg SARL	Luxembourg
Itron Global SARL	Luxembourg
Metertek Sdn Bhd (J.V. 100% indirectly owned)	Malaysia
Itron Servicios, S.A. de C.V.	Mexico
Itron Nederland B.V.	Netherlands
Itron New Zealand Limited	New Zealand
Itron Polska SP ZOO	Poland
Itron Portugal, Unipessoal, LDA.	Portugal
Itron Imobiliaria, Unipessoal, LDA.	Portugal
Itron Sistemas de Medição Lda.	Portugal

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Measurement and Systems (Proprietary) Limited	Republic of South Africa
Itron LLC	Russia
Itron Belgium (Rwandan Branch Office)	Rwanda
Itron Metering Systems Singapore Pte Ltd.	Singapore
Itron Spain SLU	Spain
Itron Sweden AB	Sweden
Itron Metering Solutions (Thailand) Co. Ltd.	Thailand
Itron Ukraine	Ukraine
Itron Ukrgas Meters Company (J.V. Majority)	Ukraine
Itron Metering Solutions UK Ltd.	United Kingdom
Itron Development UK Ltd.	United Kingdom